Report of Independent Auditors

To the Board of Directors and Shareholders of Municipal Advantage Fund Inc.


In planning and performing our audit of the financial statements of Municipal Advantage Fund Inc.
 the Fund for the year ended October 31, 2003 we considered its internal control including control activities for safeguarding securities in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR not to
provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control.
In fulfilling this responsibility estimates and
 judgments by management are required to
assess the expected benefits and related costs of controls.
Generally controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition use or disposition.

Because of inherent limitations in internal control errors or fraud may occur and not be detected. Also projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However we noted no matters involving internal control and its operation including controls for safeguarding securities that we consider to be material weaknesses as defined above as of October 31 2003.

This report is intended solely for the information and use of the Board of Directors management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
December 16 2003
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